Exhibit 99.3

CN BANCORP, INC.

INSTRUCTIONS AND FORMS FOR CASH ELECTION

Pursuant to the Agreement and Plan of Merger, dated as of December 13, 2006 (the “Merger Agreement”), by and between Sandy Spring Bancorp, Inc. (“Bancorp”) and CN Bancorp, Inc. (“CNB”), whereby CNB will merge with and into Bancorp, you are entitled to elect, on the terms and subject to the conditions provided for in the Merger Agreement, to have some or all of your shares of CNB common stock converted into the right to receive cash rather than shares of Bancorp common stock upon consummation of the merger. All elections are subject to the proration procedures described in the Merger Agreement and the proxy statement/prospectus mailed to you under separate cover. You should carefully read the proxy statement/prospectus and the Merger Agreement, which is attached as Appendix A to the proxy statement/prospectus for a complete explanation of the proration and other terms of the cash election.

Please note the following:

•	You should complete the Election Form and Letter of Transmittal ONLY if you are the record holder of the shares. If any of your shares are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares.

•	If you elect to receive cash, upon consummation of the merger and subject to proration, you will receive $25.00 in cash for each share of CNB common stock with respect to which you make a valid cash election. If you do not make a valid election, upon consummation of the merger and subject to proration, you will receive 0.6657 of a share of Bancorp common stock for each share of CNB common stock for which you are the record holder, and cash in lieu of any fractional share. In no event will any interest be paid on amounts payable under the Merger Agreement. You may revoke your election at any time prior to the Election Deadline, as described below.

•	The deadline for making an election is 5:00 p.m., EST, on May 21, 2007 (the “Election Deadline”). For an election to be valid, a properly completed Election Form and Letter of Transmittal and the related stock certificates representing your shares of CNB common stock must be received by the exchange agent, American Stock Transfer & Trust Company, prior to the Election Deadline. If you do not submit a valid Election Form and Letter of Transmittal along with your stock certificates prior to the Election Deadline, you will be deemed to have made a “non-election” with respect to your shares of CNB common stock, and those shares of CNB common stock will be converted into the right to receive shares of Bancorp common stock, subject to the proration provisions of the Merger Agreement.

•	You are not guaranteed to receive only cash if you make a cash election. The Merger Agreement provides that the form of merger consideration actually received by you may differ from the form of consideration that you elect to receive because of the proration provisions contained in the Merger Agreement. Please refer to the instructions below and the proxy statement/prospectus for more information about proration.

•	Generally, receiving cash will be treated as a transaction in which gain (or possibly loss) will be recognized for U.S. federal income tax purposes. You should refer to the discussion under “The Merger — United States Federal Income Tax Consequences of the Merger” in the proxy statement/prospectus. Because individual circumstances may differ, you should consult your tax advisor to determine the tax effects of the merger, including the application and effect of foreign, federal, state, local or other tax laws.

•	Completing the Election Form and Letter of Transmittal is not a vote regarding the merger. Please use the proxy card and related instructions delivered with the proxy statement/prospectus to vote on the merger. You are not required to vote in favor of the merger in order to make an election.

•	All Election Forms and Letters of Transmittal will be void and of no effect, and any surrendered shares will be returned to you (at no cost to you), if the Merger Agreement is terminated and the merger is not consummated for any reason.

The options for electing consideration in the merger are:

1. Exchange ALL of your shares of CNB common stock for cash.  You may select this option, indicating that you want to receive cash in exchange for ALL of your shares of CNB common stock, subject to the proration provisions of the Merger Agreement.

2. Exchange A PORTION of your shares of CNB common stock for cash.  You may select this option, indicating that you want to receive cash in exchange for A PORTION of your shares of CNB common stock, subject to the proration provisions of the Merger Agreement.

3. Make no election.  If you do not want to make a cash election or you want to receive Bancorp common stock in exchange for your shares of CNB common stock, subject to proration, you should not complete and return the Election Form and Letter of Transmittal and you will automatically be deemed to have made a “non-election.” You will be mailed another Letter of Transmittal and instructions promptly after consummation of the merger.

The documents necessary to complete an election are enclosed herewith and include:

1. The Instructions for Completing the Election Form and Letter of Transmittal;

2. The Election Form and Letter of Transmittal, which enables you to make your election to receive cash, attach your stock certificates, complete the Substitute Form W-9 to certify your Taxpayer Identification/Social Security Number and include any information required for special payment, special delivery or signature guarantee;

3. The Substitute Form W-9 Guidelines;

4. A Notice of Guaranteed Delivery, to be used if none of the procedures for delivering your certificate(s) representing shares of CNB common stock can be completed on a timely basis; and

5. A return envelope for mailing the completed items to the exchange agent, American Stock Transfer & Trust Company.

If you have any questions regarding how to make an election or the enclosed forms, please contact American Stock Transfer & Trust Company, the exchange agent, at 1-877-248-6417 (toll free) or 1-718-921-8317.

This communication is not a solicitation of a proxy from any CNB stockholder. Bancorp has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which contains the proxy statement/prospectus that was mailed to CNB stockholders on or about April 4, 2007. Bancorp and CNB may file other relevant documents concerning the merger with the SEC. STOCKHOLDERS OF CNB ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders may obtain documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Documents filed with the SEC by Bancorp may also be obtained without charge by contacting Sandy Spring Bancorp, Inc., Attn: Ronald E. Kuykendall at 17801 Georgia Avenue, Olney, Maryland 20832 or by telephone at (301)774-6400.  CNB’s annual report on Form 10-KSB for the year ended December 31, 2006 is attached to the proxy statement/prospectus as Appendix D. Other documents filed with the SEC by CNB may be obtained without charge by contacting CNB Bancorp, Inc., Attn: Shirley Palmer at 7401 Ritchie Highway, Glen Burnie, Maryland 21060 or by telephone at (410)760-7000.

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM AND
LETTER OF TRANSMITTAL

These instructions are for the accompanying Election Form and Letter of Transmittal for the stockholders of CNB. You should complete the Election Form and Letter of Transmittal and return the stock certificates (or the enclosed Notice of Guaranteed of Delivery) for which you have made a cash election ONLY if you are the record holder of the shares and want to elect to receive cash in exchange for some or all of your shares of CNB common stock. If you do not want to elect to receive cash for some or all of your shares of CNB common stock, do NOT complete the Election Form and Letter of Transmittal and do NOT return your stock certificates. Do NOT complete the Election Form and Letter of Transmittal if you are not the record holder of your shares. If you want to make a cash election but are not the record holder of the shares, i.e., they are held by a nominee or your bank or broker holds them in “street name,” please contact your broker, bank or other nominee for more information and instructions on how to make an election.

You are not guaranteed to receive only cash if you make a cash election. All elections and non-elections are subject to the terms of the Merger Agreement provided to stockholders as part of the proxy statement/prospectus, dated March 28, 2007. The Merger Agreement provides that the form of merger consideration actually received by you may differ from the form of consideration that you elect to receive because of the proration provisions contained in the Merger Agreement. Please refer to the instructions below and the proxy statement/prospectus for more information about proration.

The Election Deadline is 5:00 p.m., EST on May 21, 2007.  If the exchange agent, American Stock Transfer & Trust Company, does not receive a valid Election Form and Letter of Transmittal at its designated office by the Election Deadline, you will be deemed to have made a “non-election” and your shares of CNB common stock will be converted into the right to receive shares of Bancorp common stock, subject to the proration provisions of the Merger Agreement.

1.	ACCOUNT INFORMATION

Section 1 of the Election Form and Letter of Transmittal shows the registration of your account and the number and type of shares owned by you as reflected on the records of CNB at the time of mailing these instructions.

Please mark through any incorrect address information that is printed in this area on the Election Form and Letter of Transmittal. Clearly print the correct address in the space beside the printed information.

Do NOT complete the Election Form and Letter of Transmittal if you are not the record holder of your shares. If you want to make a cash election but are not the record holder of the shares, i.e. they are held for you by a nominee or your bank or broker in “street name,” please contact your broker, bank or other nominee for more information and instructions on how to make an election.

2.	ELECTION OPTIONS

The terms of the Merger Agreement allow you to elect to receive cash in exchange for some or all of your shares of CNB common stock, subject to the proration provisions of the Merger Agreement as described in the proxy statement/prospectus.

Select from the following options:

1. Elect to exchange ALL of your shares of CNB common stock for cash.  You may select this option, indicating that you want to receive $25.00 in cash, without interest, in exchange for ALL of your shares of CNB common stock, subject to the proration provisions of the Merger Agreement.

2. Elect to exchange A PORTION of your shares of CNB common stock for cash.  You may select this option, indicating that you want to receive $25.00 in cash, without interest, in exchange for A PORTION of your shares of CNB common stock, subject to the proration provisions of the Merger Agreement. If you select this option, you must indicate in the space provided on the Election Form and Letter of Transmittal the number of shares of CNB common stock in exchange for which you are electing to receive cash. You will be deemed to have made a “non-election” with respect to your remaining shares of CNB common stock, and those remaining shares of CNB common stock will be converted into the right to receive shares of Bancorp common stock, subject to the proration provisions of the Merger Agreement. If you select this option but you do not indicate the number of shares of CNB common stock in exchange for which you are electing to receive cash, we will assume you want to exchange ALL of your shares for cash.

3. Make no election.  If you do not want to make a cash election or you want to receive Bancorp common stock in exchange for your shares of CNB common stock, subject to proration, you should not complete and return the Election Form and Letter of Transmittal and you will automatically be deemed to have made a “non-election” as described above. You will be mailed another Letter of Transmittal and instructions promptly after consummation of the merger.

You are not guaranteed to receive your election choice. Bancorp will pay cash for at least 40%, but no more than 50% of the outstanding shares of CNB common stock and issue shares of Bancorp common stock for at least 50% but no more than 60% of the outstanding shares of CNB common stock. If the aggregate number of shares of CNB common stock for which an election to receive cash is made is higher than 50% of the outstanding shares of CNB common stock, a pro rata portion of those shares will be converted into the right to receive Bancorp common stock in order to provide the 50% cash/50% stock allocation. If the aggregate number of shares of CNB common stock for which an election to receive cash is made is lower than 40% of the outstanding shares of CNB common stock, a pro rata portion of the non-electing shares will be converted into the right to receive cash in order to provide the 40% cash/60% stock allocation. Any shares of CNB common stock with respect to which proper demand for appraisal has been made under the Maryland General Corporation Law will be treated as shares for which an election to receive each has been made for purposes of proration. Because of this proration, you cannot be certain of receiving the form of consideration that you desire with respect to all of your shares of CNB common stock. For more information about the election procedures and proration of shares, please refer to the Merger Agreement and the proxy statement/prospectus.

If you elect to exchange any of your shares of CNB common stock for cash, your stock certificates (or the enclosed Notice of Guaranteed Delivery) representing the shares for which you are electing to receive cash must be returned with the completed and executed Election Form and Letter of Transmittal.

Do NOT complete the Election Form and Letter of Transmittal if you are not the record holder of your shares. If you want to make a cash election but are not the record holder of the shares or if the shares are held for you by a nominee, your broker or your bank in “street name,” please contact your broker, bank or other nominee for more information and instructions on how to make an election.

If you are mailing your stock certificates, we recommend that you make copies of your stock certificates and completed Election Form and Letter of Transmittal. We also recommend sending the items by registered mail, return receipt requested, and insured for at least 2.0% of the market value ($20 minimum). This is the amount that it commonly costs to replace a lost certificate. Please do not return any documents to CNB or Bancorp.

3.	REQUIRED SIGNATURES

Signatures

The signature (or signatures, in the case of certificates owned by two or more holders) on the Election Form and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s). If the shares of CNB common stock described on the Election Form and Letter of Transmittal have been assigned by the record holder(s), the Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the record holder, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the exchange agent with the Election Form and Letter of Transmittal.

Signature Guarantee

If the Election Form and Letter of Transmittal is signed by a person other than the record holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the record holder(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

4.	SPECIAL PAYMENT AND SPECIAL DELIVERY INSTRUCTIONS

Special Payment

If you want your check made payable to a name or names different from the name(s) printed on the Election Form and Letter of Transmittal, please follow the instructions below.

First, print the name(s) and address of the person(s) receiving the check in the space provided under Special Payment Instructions. Then, refer to the procedures described below for the requirements needed to make some of the most frequently requested types of registration changes. Any additional documents required below must accompany your share certificate(s) and your Election Form and Letter of Transmittal.

Name change due to marriage or transfer of ownership to another individual:

(a) If there has been a name change due to marriage, sign the Election Form and Letter of Transmittal as the name appears on the face of the certificate, write “Now Known As” and then sign with the new name.

Obtain a signature guarantee for the stockholder whose name is printed on the Election Form and Letter of Transmittal. If the shares are registered in joint name, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(b) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The stockholder whose name is printed on the Election Form and Letter of Transmittal is deceased. You are the executor or administrator of the estate:

(a) Provide a copy of the court qualification appointing the legal representative (dated within 60 days).

(b) Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(c) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting. If the shares are is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The shares are registered in joint name and one of the stock holders is deceased. You are transferring shares to the survivor only:

(a) Provide a copy of the death certificate.

(b) Survivor’s signature (signature guarantee is not necessary in this case).

(c) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The shares are registered in joint name and one of the stock holders is deceased. You are transferring shares to the survivor and adding a Name:

(a) Provide a copy of the death certificate.

(b) The survivor must obtain a signature guarantee. The signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(c) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting . The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

The shares are registered to a custodian for a minor and the former minor has reached the age of majority:

(a) Provide a copy of the birth certificate of the former minor.

(b) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

You want to have the shares registered in the name of a trust:

(a) Obtain a signature guarantee for the stockholder whose name is printed on the Election Form and Letter of Transmittal. If the shares are registered in joint name, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. The signature of a Notary Public is not acceptable for this purpose.

(b) Provide the name of the trust, date of the trust and trustees.

(c) Complete the Substitute Form W-9 on the Election Form and Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting. The individual whose TIN or SSN is being used must sign a Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for more detailed information.

Special Delivery

Complete this box if you want your check to be delivered to an address other than the one printed in Section 1 on the Election Form and Letter of Transmittal. Your address of record will not be affected by completing this section.

5.	SUBSTITUTE FORM W-9

Regardless of whether you have previously furnished a Taxpayer Identification Number (TIN), Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the Substitute Form W-9. Please refer to the accompanying Substitute Form W-9 Guidelines for further information.

6.	CHANGE OR REVOCATION OF ELECTION

An election to receive cash may be revoked in writing to the exchange agent by the person submitting the Election Form and Letter of Transmittal at any time prior to the Election Deadline. In the event of a revocation of an election to receive cash, a revoking holder will be deemed to have made a “non-election” with respect to the shares for which the revocation is made. The exchange agent will have reasonable discretion to determine whether any election or revocation has been properly or timely made and to disregard immaterial defects in the Election Form and Letter of Transmittals and may (but is not required to) consult with Bancorp regarding such matters, and any good faith decisions of the exchange agent or Bancorp regarding these matters will be binding and conclusive. Neither Bancorp nor the exchange agent will be under any obligation to notify any person of any defects in an Election Form and Letter of Transmittal.

After the Election Deadline, a holder of CNB common shares may not change his or her election and may not withdraw his or her certificate(s).

7.	NULLIFICATION OF ELECTION UPON TERMINATION OF THE MERGER AGREEMENT

All Election Form and Letter of Transmittals will be void and of no effect, and any surrendered shares will be returned to you (at no cost to you), if the Merger Agreement is terminated and the merger is not consummated for any reason.

8.	SURRENDER OF CERTIFICATES AND EXCHANGE OF SHARES

If you are the record holder of your shares and elect to exchange any of your shares of CNB common stock for cash, stock certificates (or the enclosed Notice of Guaranteed Delivery) representing all shares with respect to which you are making an election must be returned with the completed and executed Election Form and Letter of Transmittal.

Your certificate(s) may be surrendered by a firm acting as your agent if such firm is a member of a registered national securities exchange or of The National Association of Securities Dealers, Inc. (“NASD”) or is a commercial bank or trust company in the United States.

If you elect to exchange a portion but less than all of your shares of CNB common stock for cash, any stock certificate(s) you deliver with this Election Form and Letter of Transmittal will be retained by the exchange agent as provided herein and will be exchanged for the appropriate merger consideration upon the consummation of the merger as provided in the Merger Agreement. Accordingly, if you deliver stock certificate(s) that represent non-election shares as well as cash election shares, such non-election shares will, without any further action on your part, be exchanged for the merger consideration allocated to non-election shares as provided in the Merger Agreement. In the event you hold additional stock certificate(s) relating to non-election shares that are not delivered as provided in this Election Form and Letter of Transmittal, after the consummation of the merger the exchange agent will send to you a separate letter of transmittal that you can use to deliver your shares and receive the merger consideration. If you deliver separate letters of transmittal, any cash in lieu of fractional shares of Bancorp common stock that would otherwise be issuable to you as part of the merger consideration will be calculated separately for each letter of transmittal. Please contact the exchange agent if you have any questions about the receipt of cash in lieu of fractional shares.

If you are mailing your stock certificates, we recommend that you make copies of your stock certificates and completed Election Form and Letter of Transmittal. We also recommend sending the items by registered mail, return receipt requested, and insured for at least 2.0% of the market value ($20 minimum). This is the amount that it commonly costs to replace a lost certificate. Please do not return any documents to CNB or Bancorp.

Soon after the completion of the merger, the exchange agent will send a Letter of Transmittal to each person who was a CNB stockholder of record at the effective time of the merger and who has not previously submitted his or her CNB stock certificate(s). These additional materials will instruct stockholders who did not make a cash election on how to exchange their shares for consideration to be provided in the merger.

IF YOU ARE MAKING AN ELECTION, BEFORE YOU MAIL OR DELIVER YOUR ELECTION FORM AND LETTER OF TRANSMITTAL, PLEASE BE SURE TO:

1. Complete the entire Election Form and Letter of Transmittal.

2. Verify the election you have chosen.

3. Sign and date the Election Form and Letter of Transmittal.

4. Print your SSN or TIN on the Election Form and Letter of Transmittal and sign the Substitute Form W-9.

5. Include any information required by item 4 of the Election Form and Letter of Transmittal, including a Signature Guarantee, if applicable.

6. Make copies of your stock certificates and completed Election Form and Letter of Transmittal.

7. Use the return envelope provided for submitting the Election Form and Letter of Transmittal and your share certificates representing the shares of CNB common stock in exchange for which you have elected to receive cash. We recommend sending the items by registered mail, return receipt requested and insured for at least 2.0% of the market value ($20 minimum).

IF YOU HAVE ADDITIONAL QUESTIONS OR REQUIRE FURTHER ASSISTANCE, PLEASE CONTACT THE EXCHANGE AGENT:

American Stock Transfer & Trust Company at 1-877-248-6417 (toll free) or 1-718-921-8317.

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.

Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the
SOCIAL SECURITY
For this type of account:		number of:

1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

Give the
EMPLOYER IDENTIFICATION
For this type of account:		number of:

8.	Sole proprietorship or single- member limited liability company (“LLC”) that is disregarded as separate from its member	The owner(4)
9.	A valid trust, estate or pension trust	The legal entity(5)
10.	Corporation or LLC electing corporate status on IRS Form 8832	The corporation or LLC
11.	Religious, charitable, or educational organization	The organization
12.	Partnership or multiple member LLC	The partnership or LLC
13.	Association, club, or other tax- exempt organization	The organization
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(5)	List first and circle the name of the legal entity, either a trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1(800) TAX-FORM, and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payment made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

•	Payment of interest or obligations issued by individuals. (Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer).

•	Payment of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, write “exempt” on the face of the form, sign and date the form and return it to the payer.

Privacy Act Notice.

Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal non-tax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Effective January 1, 2002, payers must generally withhold the applicable withholding rate of taxable interest, dividend, and certain other payments made to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

1. Failure to Furnish Taxpayer Identification Number — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2. Civil Penalty for False Information With Respect to Withholding — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

3. Criminal Penalty for Falsifying Information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

4. Misuse of TINs — If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION
CONSULT YOUR TAX CONSULTANT
OR THE INTERNAL REVENUE SERVICE.

ELECTION FORM AND LETTER OF TRANSMITTAL

THIS FORM MUST BE RECEIVED BY the exchange agent, American Stock Transfer & Trust Company no later than 5:00 p.m., EST, on May 21, 2007 in order to be valid
Return this Election Form/Letter of Transmittal, or a facsimile, together with the certificates representing your shares or a Notice of Guaranteed Delivery, to the exchange agent as follows::

By Hand or Courier
American Stock Transfer & Trust Company Operations Center
Attn.: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

By Mail
American Stock Transfer & Trust Company
Attn.: Reorganization Department
P.O. Box 2042
New York, NY 10272-2042

Do you need Assistance? Call the exchange agent, American Stock Transfer & Trust Company, at 1-877-248-6417 (toll free) or 1-718-921-8317

If you have lost any of your stock certificates, contact the exchange agent, American Stock Transfer & Trust Company, before submitting this Election Form and Letter of Transmittal.

1.	Account Information

Name(s) and Address of Registered Holder(s)
If there is any error in the name or address shown	DESCRIPTION OF SHARES SURRENDERED
below, please make the necessary corrections.	(Pls. fill in. Attach separate schedule if needed.)
	Certificate No(s)	Number of Shares

TOTAL SHARES

2.	Cash Election Options—Mark ONLY ONE box below.

☐	1.	Exchange ALL of my shares of CNB common stock for cash.	☐	2.	Exchange A PORTION of my shares of CNB common stock for cash.	If Box 2 is checked and you do not fill in a number, we will assume you want to exchange ALL of your shares for cash.
					(Complete only if Box 2 is marked) Number of shares of CNB common stock to be exchanged for cash:	If you complete and return this form but do not check a box, your election will not be valid and will be deemed a ‘‘non-election.”

3.	Required Signatures — CNB stockholders making an election must sign below.

Pursuant to the Agreement and Plan of Merger, dated as of December 13, 2006 (as may be amended from time to time, the “Merger Agreement”), by and between Sandy Spring Bancorp, Inc., a Maryland corporation (“Bancorp”) and CN Bancorp, Inc., a Maryland corporation (“CNB”), each outstanding share of the common stock, par value $10.00 per share, of CNB (the “CNB Common Stock”) will be converted into the right to receive, without interest and subject to the proration procedures described therein and in this Letter of Transmittal and Election Form, either $25.00 in cash or 0.6657 of a share of the common stock, par value $1.00 per share, of Bancorp (such consideration, the “Merger Consideration”), all upon the terms and subject to the conditions provided in the Merger Agreement.

The undersigned, upon the terms and subject to the conditions specified in this Election Form and Letter of Transmittal and in the Merger Agreement, hereby (i) elects to receive cash for the shares of CNB Common Stock specified in Section 2 above (the “Cash Election Shares”) and (ii) delivers (and, in the case of shares for which the undersigned is not the record holder, instructs each of its nominee(s) and the transfer agent for the CNB Common Stock to deliver) such Cash Election Shares and any other shares represented by the certificate(s) delivered herewith (collectively, the “Surrendered Shares”) to the exchange agent, American Stock Transfer & Trust Company, for surrender in exchange for the Merger Consideration, in each case upon the terms and subject to the conditions specified in this Election Form and Letter of Transmittal and in the Merger Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign, transfer and surrender the Surrendered Shares free and clear of all liens, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by Bancorp in connection with the delivery, surrender or exchange of such Surrendered Shares and/or any related certificate(s).

The undersigned irrevocably constitutes and appoints the exchange agent, American Stock Transfer & Trust Company, as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to surrender the Surrendered Shares, together with any related certificate(s) and any accompanying evidence of transfer and authenticity, in exchange for the Merger Consideration as provided in the Merger Agreement. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss to such certificate(s) shall pass, only upon proper delivery thereof to the exchange agent. All authority herein conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

X

Signature of Stockholder	Taxpayer Identification Number	Date
X

Signature of Stockholder (If joint account)	Taxpayer Identification Number	Date

Name and Title of Trustee, Executor or Administrator, if applicable
X

Signature of Trustee, Executor or Administrator, if applicable		Date

In case the exchange agent needs to contact you, please provide your daytime telephone number and email address (if you have one):	MEDALLION SIGNATURE GUARANTEE Required only if Special Payment Instructions are provided.
( )

Area Code and Telephone Number
( ) Email Address	The signature(s) should be guaranteed by an eligible financial institution of a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15

4.	Special Payment and Special Delivery

SPECIAL PAYMENT INSTRUCTIONS*
(If applicable — see item 4 of Instructions)

To be completed ONLY if cash payments are to be mailed to a recipient OTHER than the record holder(s). Stock must be properly assigned and signatures guaranteed. For additional payment instructions, please attach additional sheet.

Mail cash payments to (please print):

Name:

Address:

(Zip Code)

Taxpayer Identification or
Social Security Number of Recipient:

*The Medallion Signature Guarantee, above, must also be completed if you designate Special Payment Instructions.

SPECIAL DELIVERY INSTRUCTIONS
(If applicable — see item 4 of Instructions)

To be completed ONLY if cash payments are to be made to the record holder(s) but mailed to an address OTHER than the address of record as indicated above. For additional mailing instructions, please attach additional sheet.

Mail cash payments to (please print):

Name:

Address:

(Zip Code)

5.  Substitute Form W-9

PAYER’S NAME: SANDY SPRING BANCORP, INC.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1 — TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “OBTAINING A NUMBER” IN THE ENCLOSED GUIDELINES.

Note: If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.	Social Security Number(s) OR Employer Identification Number(s)
Payer’s Request for Taxpayer Identification Number (See item 5 of Instructions) Please fill in your name and address below. Name Business name, if different from above	Part 2 — Certification — For Payees Exempt from Backup Withholding (see enclosed Guidelines) — Under penalties of perjury, I certify that:
(1)  The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
(2)  I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).	Part 3 — Awaiting TIN
Check appropriate box:☐ Individual/Sole proprietor☐ Partnership☐ Corporation☐ Other _ _ Address (number and street) City, State and Zip Code	Certificate Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement, and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines)
SIGNATURE _ _ DATE _ _, 2007

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW ITEM 5 OF THE ACCOMPANYING INSTRUCTIONS FOR ADDITIONAL INFORMATION AND THE ENCLOSED SUBSTITUTE FORM W-9 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

Signature _ _      Date _ _, 2007

NOTICE OF GUARANTEED DELIVERY

of
Shares of Common
Stock of

CN BANCORP, INC.

Pursuant to the Election Form/Letter of Transmittal

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by stockholders of CN Bancorp, Inc. (“CNB”) to guarantee delivery of shares of CNB common stock if certificates for shares of CNB common stock are not immediately available and time will not permit your stock certificates and other required documents to be delivered to the Exchange Agent, American Stock Transfer & Trust Company, on or before 5:00 P.M., Eastern time, on May 21, 2007 (the “Election Deadline”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent.

By Hand or Courier:	By Mail:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Attn: Operations Center	Attn: Reorganization Department
Reorganization Department	P.O. Box 2042
6201 15th Avenue	New York, NY 10272-2042
Brooklyn, NY 11219

By Facsimile Transmission:
(For Eligible Institutions Only)
(718) 234-5001

To Confirm Facsimile Only:
(718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ELECTION FORM/LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ELECTION FORM/LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form/Letter of Transmittal and related instructions, receipt of which is hereby acknowledged, the number of shares of CNB common stock specified below pursuant to the guaranteed delivery procedure set forth below.

Certificate Number(s) (if available): _ _

Number of shares: _ _

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

X

X _ _ Signature(s) of Owner(s) or Authorized Signatory	_ _ Date

Area Code and Telephone Number:. _ _

Must be signed by the owners(s) of the shares of CNB common stock as their name(s) appear(s) on certificates for shares of CNB common stock, or by person(s) authorized to become registered owner(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Exchange Agent, provide proper evidence satisfactory to the Exchange Agent of such person’s authority to so act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEED DELIVERY PROCEDURE

In order for an election to receive shares of Bancorp common stock or cash to be effective, the Exchange Agent must receive a properly completed Election Form/Letter of Transmittal, accompanied by stock certificates representing shares of CNB common stock currently held by you (or a proper Notice of Guaranteed Delivery, as described below), no later than the Election Deadline. Persons whose share certificates are not immediately available also may make an election to receive shares of Bancorp common stock or cash by completing the Election Form/Letter of Transmittal and submitting it to the Exchange Agent by the Election Deadline, and by having this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the stock certificates, the delivery of which is hereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., Eastern time, on the third NASDAQ trading day after the date of execution of the Notice of Guaranteed Delivery (the “Guaranteed Delivery Deadline”).

If the Exchange Agent does not receive a properly completed Election Form/Letter of Transmittal accompanied by all stock certificates by the Election Deadline (unless an Election Form/Letter of Transmittal and a Notice of Guaranteed Delivery have been properly completed and delivered by the Election Deadline and the certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), you will be deemed to have made a non-election and you will not have the opportunity to specify the type of merger consideration you wish to receive. If you are deemed to have made a non-election, following the completion of the merger, you will receive a separate letter of transmittal and instructions as to how to surrender your shares of CNB common stock in order to receive the merger consideration non-electing stockholders are entitled to receive.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantees)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution” (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the shares surrendered hereby, in proper form for transfer, together with one or more properly completed and duly executed Election Form/Letter of Transmittal (or facsimile thereof) and any other required documents within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Election Form/Letter of Transmittal (or facsimile thereof) and the certificates representing shares of CNB common stock surrendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature
Name:
Address	(Please Print)
Title:
(Include Zip Code)

Area Code and Phone Number:	Date:

NOTE:  DO NOT SEND STOCK CERTIFICATES FOR SHARES OF CNB COMMON STOCK WITH THIS FORM. STOCK CERTIFICATES FOR SHARES OF CNB COMMON STOCK SHOULD BE SENT ONLY WITH YOUR ELECTION FORM/LETTER OF TRANSMITTAL.